CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Exchange-Traded Fund Trust II of our report dated July 26, 2018, relating to the financial statements and financial highlights, which appears in each of the Funds’ (as listed in Appendix A) Annual Report on Form N-CSR for the year ended May 31, 2018. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
September 27, 2018

Appendix A

Fund Name	Formerly Known As	Predecessor Fund
Invesco Canadian Energy Income ETF	PowerShares Canadian Energy Income Portfolio	Guggenheim Canadian Energy Income ETF
Invesco China Real Estate ETF	PowerShares China Real Estate Portfolio	Guggenheim China Real Estate ETF
Invesco China Small Cap ETF	PowerShares China Small Cap Portfolio	Guggenheim China Small Cap ETF
Invesco Frontier Markets ETF	PowerShares Frontier Markets Portfolio	Guggenheim Frontier Markets ETF
Invesco MSCI Global Timber ETF	PowerShares MSCI Global Timber Portfolio	Guggenheim MSCI Global Timber ETF
Invesco S&P Global Dividend Opportunities Index ETF	PowerShares S&P Global Dividend Opportunities Index Portfolio	Guggenheim S&P Global Dividend Opportunities Index ETF
Invesco Shipping ETF	PowerShares Shipping Portfolio	Guggenheim Shipping ETF
Invesco Zacks International Multi-Asset Income ETF	PowerShares Zacks International Multi-Asset Income Portfolio	Guggenheim International Multi-Asset Income ETF